Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

TransAlta Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Shares	—	(1)	(1)	—	—	—

	Equity	First Preferred Shares	—	(1)	(1)	—	—	—

	Debt	Debt Securities	—	(1)	(1)	—	—	—

	Other	Subscription Receipts	—	(1)	(1)	—	—	—

	Other	Units	—	(1)	(1)	—	—	—

	Other	Warrants	—	(1)	(1)	—	—	—

	Unallocated (Universal) Shelf	—		(1)	(1)	$2,000,000,000 (2)	$110.20 per $1,000,000$	$220,400

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$2,000,000,000		$220,400

	Total Fees Previously Paid							N/A

	Total Fee Offsets (3)							$176,320

	Net Fee Due							$44,080

(1) There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares, first preferred shares, debt securities, subscription receipts, units and warrants of TransAlta Corporation (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$2,000,000,000 (or its equivalent in any other currency used to denominate the securities).

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the $230,020 remaining unused registration fee associated with the Registration Statement on Form F-10 (File No. 333-185157) with respect to the Registration Statement on Form F-10 (File No. 333-185157) filed on November 27, 2012, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-185157), is being carried forward and set off against the registration fee due in connection with this Registration Statement. $44,080 additional registration fee has been paid with respect to this Registration Statement. See footnote (1) to Table 2 below for details regarding relevant contemporaneous fee payments.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	TransAlta Corporation	F-10 (7)	333-257098	June 14, 2021		$176,320(1) (2)(3) (4)(5)	(6)	(6)	Unallocated – universal shelf (7)	$1,600,000,000

Fee Offset Sources	TransAlta Corporation	F-10 (7)	333-257098		June 14, 2021						$0(1) (2) (3) (4) (5)

	TransAlta Corporation	F-10 (7)	333-229991		February 28, 2019						$0(1) (2) (3) (4)

	TransAlta Corporation	F-10 (7)	333-215608		January 18, 2017						$0(1) (2) (3) (8)

	TransAlta Corporation	F-10 (7)	333-200773		December 5, 2014						$14,160 (1) (2)

	TransAlta Corporation	F-10 (7)	333-185157		November 27, 2012						$230,020(1)

(1) The Registrant previously paid $272,800 in registration fees (Registrant transferred funds of $230,020 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-185157) filed on November 27, 2012, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-185157) filed on December 12, 2012 (collectively, the “2012 Registration Statement”), pertaining to the registration of $2,000,000,000 of securities of the Registrant, of which $1,600,000,000 remained unutilized and was used to offset the total filing fee required for the 2014 Registration Statement (defined below).

(2) The Registrant previously paid $232,400 in registration fees (Registrant transferred funds of $14,160 and used the available offset for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-200773) filed on December 5, 2014, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-200773) filed on December 17, 2014 (collectively, the “2014 Registration Statement”), pertaining to the registration of $2,000,000,000 of securities of the Registrant, of which $2,000,000,000 remained unutilized and was used to offset the total filing fee required the 2017 Registration Statement (defined below).

(3) The Registrant previously paid $231,800 in registration fees (Registrant used the available offset for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-215608) filed on January 18, 2017, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-215608) filed on January 27, 2017 (collectively, the “2017 Registration Statement”), pertaining to the registration of $2,000,000,000 of securities of the Registrant, of which $2,000,000,000 remained unutilized and was used to offset the total filing fee required the 2017 Registration Statement (defined below).

(4) The Registrant previously paid $0 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-229991) filed on February 28, 2019, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-229991) filed on May 22, 2019 (collectively, the “2019 Registration Statement”), pertaining to $2,000,000,000 of previously registered securities of the Registrant under the 2017 Registration Statement, of which $2,000,000,000 remained unutilized and was used to offset the total filing fee required the 2021 Registration Statement (defined below).

(5) The Registrant previously paid $0 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-257098) filed on June 14, 2021, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-257098) filed on June 28, 2021 (collectively, the “2021 Registration Statement”), pertaining to $2,000,000,000 of previously registered securities of the Registrant under the 2019 Registration Statement, of which $1,600,000,000 remains unutilized, and is available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $220,400, taking into consideration the available offset of $176,320 from the 2021 Registration Statement, the Registrant has accordingly transmitted $44,080 otherwise due for this Registration Statement.

(6) An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $2,000,000,000 was registered pursuant to this Registration Statement.

(7) The Registrant has terminated or completed any offerings that included the unsold securities under all previous registration statements.